Exhibit 99.3

AWG International Water Corporation and Subsidiaries

Unaudited Pro Forma Financial Information

Introduction

The following are the unaudited pro forma condensed consolidated financial statements of AWG International Water Corporation and subsidiaries as of June 30, 2012.  The unaudited pro forma condensed consolidated balance sheet assumes that our business combination dated July 10, 2012, in which AWG International Water Corporation acquired AWG International, Inc., occurred as of June 30, 2012.  As a result of this business combination, AWG International, Inc. became a wholly owned subsidiary of AWG International Water Corporation.  The AWG International Water Corporation historical financial statements have been combined with the AWG International, Inc. historical financial statements as of June 30, 2012 for pro forma purposes.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the historical financial statements included in the Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on May 10, 2012, and the Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2012 and six-month period ended on June 30, 2012 filed with the SEC on May 15, 2012 and August 13, 2012, respectively.

AWG INTERNATIONAL WATER CORPORATION AND SUBSIDIARIES
(A Development Stage Company)
Proforma Balance Sheets
As at June 30, 2012

					AWGI Water
	AWGI	AWGI Water	Pro Forma	Note	Combined
	Historical	Historical	Adjustments	Reference	Pro Forma

ASSETS
Current assets
Cash	$ (48)	$ 157,597	$ -		$ 157,549
Deposit on product	133,448	595	-		134,043
Inventory	15,419	-	-		15,419
Notes receivable	30,316	635,142	(665,458)	(A)	-
Interest receivable	2,704	-	(2,704)	(A)	-

Total current assets	181,839	793,334	(668,162)		307,011

Other assets
Technology acquisition	41,969	-	-		41,969

Total assets	$ 223,808	$ 793,334	$ (668,162)		$ 348,980

LIABILITIES
Current liabilities
Accounts payable	$ 70,350	$ 75,058			$ 145,408
Accrued liabilities	111,175	59,045			170,220
Notes payable	635,142	145,000	(635,142)	(A)	145,000
Notes payable - related party	-	33,020	(33,020)	(A)	-

Total current liabilities	816,667	312,123	(668,162)		460,628

Commitments & contingencies	-	-	-		-

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.001					-
Common stock, par value $0.001	1,161	37,734	76,771	(B)	115,666
Paid-in-capital	787,432	3,801,744	(76,771)	(B)	1,154,138
			(3,358,267)	( C)
Deficit accumulated during the development stage	(1,381,452)	(3,358,267)	3,358,267	( C)	(1,381,452)
Total shareholders' equity (deficit)	(592,859)	481,211	-		(111,648)

Total liabilities and shareholders' equity (deficit)	$ 223,808	$ 793,334	$ (668,162)		$ 348,980

AWG International Water Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.

Basis of presentation of the Business Combination

The historical financial information is derived from the consolidated financial statements of AWGI Water and the consolidated financial statements of AWGI.  The pro forma adjustments have been prepared as if the transaction, as described below, had taken place on June 30, 2012.

On July 10, 2012, the Company entered into a Share Exchange Agreement by and among AWG International Water Corporation and AWG International, Inc.  Upon closing of the transaction contemplated under the Share Exchange Agreement (the "Business Combination"), on July 10, 2012, AWG International Water Corporation acquired AWG International, Inc., which became a wholly owned subsidiary of AWG International Water Corporation.  The Business Combination was accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction are presented as a continuation of AWG International, Inc. Under reverse acquisition accounting AWG International, Inc. (subsidiary) will be treated as the accounting parent (acquirer) and AWG International Water Corporation (parent) will be treated as the accounting subsidiary (acquiree).  All outstanding shares have been restated to reflect the effect of the Business Combination, which includes a 67.1522 for 1.0 issuance of AWG International Water Corporation shares to AWG International, Inc. shareholders.

Although the Share Exchange Agreement was completed on July 10, 2012, the effective date for accounting purposes is June 30, 2012, and all of the accounting adjustments that are necessary are fully reflected in the June 30, 2012 financial statements.

2.

Pro forma adjustments

A.

Reflects the elimination of all intercompany balances between AWG International Water Corporation and AWG International, Inc.;

B.

Reflects the effect of the Business Combination on AWG International Water Corporation for the impact of the Share Exchange Agreement which issued 67.1522 AWG International Water Corporation share for each 1.0 share of AWG International, Inc.;

C.

Reflects AWG International Water Corporation’s deficit accumulated prior to the Business Combination and the elimination of the non-continuing accounting entity’s equity under the rules for reverse merger and recapitalization accounting.  This allows for the continuation of the accumulated deficit of the acquired operating company, AWG International, Inc.